UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2018

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2018, Giga-tronics Incorporated appointed Mr. Tim Ursprung to the position of Vice President Sales and Marketing. He fills the position formerly held by Jim Taber, who left the Company to pursue other opportunities.

Prior to joining the Company, Mr. Ursprung worked at Rodelco Electronics Company as the head of sales in the RF/Microwave Integrated Microwave Assembly marketspace promoting Highly Complex solutions for Electronic Warfare and Radar applications. Prior to Rodelco, Mr. Ursprung was owner of a manufacturer’s representative firm for eight years, EOX Sales LLC, covering the Mid-Atlantic and Southeast territory. In addition, Mr. Ursprung was Vice President Sales and Marketing for Aeroflex Test Solutions for ten years in charge of all activities in the Americas. Tim is a 1982 graduate of Clarkson University in Potsdam, NY with a degree in Engineering and Management.

Mr. Ursprung’ complete compensation has not been finalized, however, his initial base salary is $225,000 per annum. Management expects his compensation to also include commission incentives commensurate with his position with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2018	GIGA-TRONICS INCORPORATED

By: /s/ Lutz Henckels Interim Chief Financial Officer (Principal Accounting & Financial Officer)